QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.9

STANDARD COMMON LAW TRUST TERMS

with respect to

PROTECTIVE LIFE SECURED TRUSTS

Dated as of November 7, 2003

i

ii

        This document constitutes the Standard Common Law Trust Terms, dated as of November 7, 2003, that may be incorporated by reference in one or more Common Law Trust Agreements (included in Section A of the Omnibus Instrument, as defined below) between Wilmington Trust Company, a Delaware banking corporation, as trustee, (the "Trustee"), and AMACAR Pacific Corporation, a Delaware corporation (as "Administrator" and "Trust Beneficial Owner").

        These Standard Common Law Trust Terms shall be of no force and effect unless and until incorporated by reference in, and then only to the extent not modified by, a Common Law Trust Agreement.

        The following terms and provisions shall govern the activities of each Delaware common law trust created under the Program (as defined below) subject to contrary terms and provisions expressly adopted in any Common Law Trust Agreement which contrary terms shall be controlling.

W I T N E S S E T H:

        WHEREAS, the Trustee and the Trust Beneficial Owner desire to establish a common law trust for the purpose of issuing Notes (as defined below) to investors which will be secured, and payments with respect to which will be funded, solely by the assets held in the Trust (as defined below), the proceeds of which will be used to purchase Funding Agreements (as defined below) issued from time to time by Protective Life (as defined below).

        NOW, THEREFORE, it being the intention of the parties hereto that this Agreement constitute the governing instrument of such common law trust, the Trustee and the Trust Beneficial Owner agree as follows:

ARTICLE 1
Definitions

        Section 1.01 Definitions. The following terms have the meanings set forth below:

        "Administrative Services Agreement" means that certain Administrative Services Agreement, dated as of the date specified in the Omnibus Instrument, between the Administrator and the Trustee, on behalf of the Trust, as the same may be amended, modified or supplemented from time to time.

        "Administrator" means the party named as such in the preamble to this Agreement, in its capacity as the sole administrator of the Trust pursuant to the Administrative Services Agreement, and shall also include its permitted successors and assigns.

        "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

        "Agreement" means that certain Common Law Trust Agreement in substantially the same form included in Section A of the Omnibus Instrument, as amended, modified or supplemented from time to time, that incorporates by reference these Standard Common Law Trust Terms.

        "Business Day" has the meaning specified in the Indenture.

        "Calculation Agent" has the meaning set forth in the Indenture.

        "Code" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

        "Collateral" means, with respect to the Series of Notes, the right, title and interest of the Trust in and to (a) the Funding Agreements held in the Trust, (b) all proceeds of the Funding Agreements and all amounts and instruments on deposit from time to time in the Collection Account, (c) all books and records pertaining to the Funding Agreements, and (d) all rights of the Trust pertaining to the foregoing.

        "Collection Account" has the meaning set forth in the Indenture.

        "Commission" means the Securities and Exchange Commission or any successor body performing such duties of the Commission.

        "Contingent Obligation" has the meaning set forth in the Indenture.

        "Corporate Trust Office" means the principal office of the Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

        "DTC" means The Depository Trust Company and its successors and assigns.

        "Expense and Indemnity Agreement" means that certain Expense and Indemnity Agreement, dated as of the date specified in the Omnibus Instrument, by and among Protective Life and each of the Trustee, on behalf of the Trust and itself, the Indenture Trustee and the Administrator and any service provider that may become a party to such agreement from time to time, as the same may be amended, modified or supplemented from time to time.

        "Funding Agreement" means that certain funding agreement (or funding agreements) identified in the Pricing Supplement by number, entered into by and between Protective Life and the Trust and subsequently pledged and collaterally assigned to the Indenture Trustee for the benefit of the holders of the Series of Notes, as it may be modified, restated, replaced, supplemented or otherwise amended from time to time in accordance with the terms thereof.

        "Funding Agreement Event of Default" means an "Event of Default" as defined in the Funding Agreement.

        "Holder" has the meaning set forth in the Indenture.

        "Indebtedness" has the meaning set forth in the Indenture.

        "Indenture" means that certain Indenture dated as of the date specified in the Omnibus Instrument, between the Trust and the Indenture Trustee, as the same may at any time be amended, modified or supplemented from time to time.

        "Indenture Trustee" means the party named as such in the preamble to the Indenture and, subject to the provisions of Article 8 of the Indenture, shall also include its successors and assigns as Indenture Trustee thereunder.

        "Investment Company Act" means the Investment Company Act of 1940, as amended, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

        "Issuance Date" has the meaning specified in the Pricing Supplement.

        "License Agreement" means that certain License Agreement, dated as of the date specified in the Omnibus Instrument, between the Trustee, on behalf of the Trust and Protective Life Corporation, as the same may be amended, modified or supplemented from time to time.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

        "Note" has the meaning specified in the Indenture and "Notes" means the secured notes of the Trust issued pursuant to the Indenture.

        "Omnibus Instrument" means the omnibus instrument pursuant to which certain Program Documents are executed and the Trust is established.

        "Paying Agent" has the meaning set forth in the Indenture.

        "Payment Account" means each segregated non-interest-bearing corporate trust account for the Trust maintained by the Trustee in its trust department in which all amounts paid to the Trustee in respect of the Collateral will be held and from which the Trustee shall make payments pursuant to Section 3.01(b) and Article 7 hereof, to the extent such amounts are paid to the Trustee and deposited in the Payment Account.

        "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

        "Pricing Supplement" means, the pricing supplement attached to the Omnibus Instrument as Exhibit G as prepared by the Trust, in consultation with Protective Life, in connection with the issuance by the Trust of its Series of Notes and agreed to by Protective Life, the Trust and the relevant dealers or agents under the relevant Program Distribution Agreement, as such Pricing Supplement may be amended, modified, supplemented or replaced from time to time.

        "Program" has the meaning set forth in the Indenture.

        "Program Distribution Agreements" means, with respect to the Series of Notes, (a) that certain Distribution Agreement, by and among the Trust, Protective Life and the dealers named therein relating to the issuance and sale of the Trust's Notes under the Secured Medium-Term Notes Program, as the same may be amended, modified or supplemented or (b) that certain Selling Agent Agreement, by and among the Trust, Protective Life and the agents named therein relating to the issuance and sale of the Trust's Notes under the InterNotes® Program, as the same may be amended, modified or supplemented.

        "Program Documents" means each Note, the Omnibus Instrument, the Indenture, this Agreement, the Administrative Services Agreement, the License Agreement, the Expense and Indemnity Agreement, the relevant Program Distribution Agreement, the Funding Agreements and any other documents or instruments entered into by, or with respect to, or on behalf of, the Trust.

        "Protective Life" means Protective Life Insurance Company, a life insurance company organized and licensed under the laws of the State of Tennessee, or any successor thereto.

        "Ratings Agencies" means Moody's Investors Services, Inc., Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and any other rating agency which provides a rating for any Notes issued by the Trust.

        "Registrar" has the meaning specified in Section 4.03.

        "Register" has the meaning set forth in the Indenture.

        "SEC Documents" means (a) any registration statement, including any preliminary prospectus or prospectus supplement thereto and the exhibits included therein, any pre-effective or post-effective amendments thereto and any registration statements filed thereafter under the Securities Act, relating to the registration under the Securities Act of the Series of Notes and the Funding Agreements, (b) any Pricing Supplement relating to the Series of Notes and (c) any documents, filings or forms required to be filed by the Trust under the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act, or any securities laws, rules or regulations of any state or any rules or regulations of any national securities exchange or market quotation dealer system or the National Association of Securities Dealers, Inc.

        "Securities Act" means the Securities Act of 1933, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

        "Securities Register" has the meaning specified in Section 4.03.

        "Securityholder" means each Person in whose name any Trust Security is registered in the Securities Register or Register.

        "Series of Notes" means the series of Notes issued by the Trust.

        "Standard Common Law Trust Terms" means this document, the Standard Common Law Trust Terms.

        "Standing Order" has the meaning set forth in Section 3.01(d) of these Standard Common Law Trust Terms.

        "Transfer Agent" has the meaning specified in the Indenture.

        "Trust" means the Protective Life Secured Trust specified in the Omnibus Instrument acting by and through the Trustee.

        "Trust Beneficial Interest" means the undivided beneficial interest in the assets held in the Trust, having such rights as provided for herein.

        "Trust Beneficial Owner" means the Person identified as the "Trust Beneficial Owner" in the preamble to this Agreement, in its capacity as the sole beneficial owner of the Trust.

        "Trust Expenses" means any liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust.

        "Trust Expiration Date" means the date specified in the Pricing Supplement or such earlier date as all of the outstanding Notes of the Series of Notes are redeemed in full by the Trust.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

        "Trust Security" means a Note or the Trust Beneficial Interest.

        "Trustee" means the party named as such in the preamble to this Agreement and shall also include its permitted successors and assigns, or any successor Trustee appointed as herein provided, acting not in its individual capacity but solely as Trustee under this Agreement. If there shall be at any time more than one Trustee hereunder, "Trustee" shall mean each such Trustee.

        "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, "UCC" shall mean the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

        Section 1.02 Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders;

references to "writing" include printing, typing, lithography, facsimile, electronic transmissions and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments hereto or changes herein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

        Section 1.03 Section References. All references to Articles, sections, paragraphs, subsections, exhibits and schedules shall be to such portions of these Standard Common Law Trust Terms unless otherwise specified.

ARTICLE 2
Creation of Trust

        Section 2.01 Name of the Trust. The Trust created under this Agreement shall have the name specified in the Omnibus Instrument. The Trust's activities shall be conducted under the name of the Trust.

        Section 2.02 Office of the Trustee; Principal Place of Business. The principal office of the Trust shall be in care of the Trustee at the Corporate Trust Office, or such other address in the State of Delaware as the Trustee may designate by written notice to the Trust Beneficial Owner, the Indenture Trustee, the Administrator and the Ratings Agencies.

        Section 2.03 Appointment of Trustee. The parties hereto hereby appoint the Trustee as trustee of the Trust, to have all rights, powers and duties set forth herein and in accordance with the applicable law with respect to accomplishing the purposes of the Trust.

        Section 2.04 Trust Beneficial Interest. Contemporaneously with the execution and delivery of this Agreement, the Trustee, on behalf of the Trust, shall cause the Trust Beneficial Owner to be recorded as the registered owner of the Trust Beneficial Interest on the Trust's Securities Register, against payment of $15 (or, if the Trust issues Notes at a discount, the product of $15 and the issue price (expressed as a percentage of the original principal amount of the Notes)) by the Trust Beneficial Owner to, or to an account at the direction of, the Trustee.

        Section 2.05 Issuance of the Series of Notes. Contemporaneously with the execution and delivery of this Agreement, the Trust shall, in accordance with the Indenture, issue and deliver or cause to be issued and delivered the aggregate principal amount of the Series of Notes specified in the related Pricing Supplement or supplement to the Indenture against payment therefor. The Holders of the Series of Notes shall only have a right to receive payments from the Collateral as described in the Indenture and shall have no right to receive payments under the assets held in any other trust organized under the Program.

        Section 2.06 Acquisition of Funding Agreements. Contemporaneously with the issuance and delivery of the Series of Notes, the Trust shall acquire the Funding Agreements.

        Section 2.07 Security Interest in the Collateral. Contemporaneously with the issuance and delivery of the Series of Notes, pursuant to the Indenture, the Trust shall collaterally assign and grant to the Indenture Trustee, for the benefit of the Holders of such Notes, a first priority perfected security interest in and to the Collateral, including, without limitation, Funding Agreements purchased by the Trust.

        Section 2.08 Purposes of the Trust. The exclusive purposes and functions of the Trust are (a) to issue and sell the Notes and the Trust Beneficial Interest, (b) to use the proceeds of the sale of the Notes and the Trust Beneficial Interest to acquire one or more Funding Agreements, (c) to pay amounts due in respect of the Notes and the Trust Beneficial Interest, (d) to enter into the agreements and to take such actions as the Trustee has the power and authority to take pursuant to Section 6.01, as applicable, and (e) to engage in those activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities).

        Section 2.09 Title to Collateral. Legal title to the Collateral shall be vested at all times in the Trust as a separate legal entity and shall be held and administered by the Trustee for the benefit of the Trust and each Securityholder, except that with respect to the Collateral collaterally assigned to the Indenture Trustee, legal title to the Collateral shall be vested at all times in the Indenture Trustee, for the benefit of the applicable Holders and such Collateral shall be held by the Indenture Trustee.

        Section 2.10 Payment of Trust Expenses. Any costs and expenses of the Trust shall be paid by Protective Life pursuant to the Expense and Indemnity Agreement to the extent provided therein.

        Section 2.11 Liability. None of the Trustee or the Securityholders shall have any personal liability for any liability or obligation of the Trust.

        Section 2.12 Income Tax Treatment; Tax Returns and Reports.

        (a)   The Trust and the Trust Beneficial Interest Owner agree, and by acceptance of a beneficial interest in a Note each holder of a beneficial interest in a Note agrees, for U.S. federal, state and local income and franchise tax purposes, to treat (i) the Trust as a grantor trust, (ii) such Note as an ownership interest in such grantor trust and (iii) the Funding Agreements as debt of Protective Life.

        (b)   The Trustee shall, or so long as there is an Administrator, the Administrator shall, pursuant to the Administrative Services Agreement, prepare and file or cause to be prepared and filed, consistent with the treatment of the Trust as a grantor trust, all federal, state and local income tax and information returns and reports required to be filed with respect to the Trust, and the Notes under any applicable federal, state or local tax statute or any rule or regulation under any of them. At the request of the Administrator, the Trustee shall sign and, in accordance with instructions provided by the Administrator, file any federal, state or local income tax and information returns and reports prepared by, or at the direction of, the Administrator pursuant to this Section 2.12. The Trustee shall keep copies or cause copies to be kept of the tax and information returns (including Internal Revenue Service Form 1041) and reports prepared and filed and provided to it by the Administrator.

        Section 2.13 Situs of Trust. The Trust shall be located in the State of Delaware and administered in the State of Delaware subject to the activities of the Administrator in North Carolina. All bank accounts maintained by the Trustee on behalf of the Trust shall be located in the State of Delaware except that those accounts established under the Indenture shall be maintained with the Indenture Trustee in accordance with the Indenture. The Trust shall not have any employees in any state other than in the State of Delaware. Except as set forth in the Program Documents, payments will be received by the Trust only in the State of Delaware and payments will be made by the Trust only from the State of Delaware.

ARTICLE 3
Payment Accounts

        Section 3.01 Payment Accounts.

        (a)   On the Issuance Date, the Trustee shall establish a Payment Account. The Trustee and any agent of the Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Accounts for the purpose of making deposits in and withdrawals from the Payment Accounts in accordance with this Agreement and the Indenture. Subject to the Indenture, all monies or other property received by the Trustee on behalf of the Trust in respect of the Collateral will be deposited in the Payment Account. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Trustee in the Payment Account for the exclusive benefit of the Trust Beneficial Owner, subject to the security interest in the Collateral in favor of the Indenture Trustee on behalf of the Holders of the Series of Notes, and for distribution by the Trustee as herein provided, including (and subject to) any priority of payments provided for herein.

        (b)   Except for payments made on the Trust Expiration Date or otherwise pursuant to Section 7.03 of this Agreement and subject to Section 3.01(a) of this Agreement, all monies and other property deposited into the Payment Account shall be distributed by the Trust as follows:

        first, to the Indenture Trustee for the payment of all amounts then due and unpaid upon the Notes, if any, in accordance with the Indenture; and

        second, to the Trust Beneficial Owner all of the amounts that would be payable under clause first of Section 5.02 of the Indenture to the Trust Beneficial Owner if the Trust Beneficial Owner held a Note with an original principal amount of $15. Any remaining monies and other property deposited into the Payment Account shall be distributed ratably in proportion to their original principal amounts to the Holders last noted in the Register as the Holders of the Notes and the Trust Beneficial Owner (as if the Trust Beneficial Owner held a Note with an original principal amount of $15).

        (c)   The Trustee shall deposit in the Payment Account, promptly upon receipt, any payments received with respect to the Collateral. Amounts held in the Payment Accounts shall not be invested by the Trustee pending the distribution of such amounts to cover the Trust's obligations on the Notes or the Trust Beneficial Interest.

        (d)   Notwithstanding anything herein to the contrary, the Trustee, on behalf of the Trust, shall issue a standing order (the "Standing Order") to the Indenture Trustee pursuant to which the Indenture Trustee shall distribute all amounts due and unpaid under clause second of Section 3.01(b) herein; provided, however, that all payments to be made by the Trust to the Trust Beneficial Owner on the Trust Expiration Date or otherwise pursuant to Section 7.03 of this Agreement shall be made by the Trustee on behalf of the Trust. For so long as (i) the Trustee, on behalf of the Trust, has not rescinded the Standing Order and (ii) the Indenture Trustee is able to, and does, comply with the Standing Order, the Trustee will not be required to establish separate Payment Accounts in accordance with Section 3.01; provided, however, that the Trustee shall establish separate Payment Accounts to facilitate payments made on a Trust Expiration Date or otherwise pursuant to Section 7.03 of this Agreement.

ARTICLE 4
Trust Securities

        Section 4.01 Initial Ownership. Upon the creation of the Trust, the Trust Beneficial Owner shall be the sole beneficial owner of such Trust.

        Section 4.02 Notes.

        The Notes will be issued pursuant to and be governed by the Indenture.

        Section 4.03 Registration of Transfer of Trust Beneficial Interest.

        (a)   The Trustee or its agent (in this capacity, the "Registrar") shall maintain a register or registers for the Trust for the purpose of registering the transfer of the Trust Beneficial Interest (a "Securities Register").

        (b)   The Registrar shall not be required to register the transfer of the Trust Beneficial Interest in any manner inconsistent with the terms of this Agreement or the Indenture.

        Section 4.04 Persons Deemed Holders of Trust Securities. The Trustee, Administrator and the Registrar shall treat the Person in whose name any Trust Beneficial Interest is registered as the owner of such Trust Beneficial Interest for all purposes whatsoever, and none of the Trustee, Administrator and the Registrar shall be bound by any notice to the contrary. The Trustee and the Administrator shall treat the Person determined in accordance with Section 2.12 of the Indenture as the owner of the applicable Note(s) for all purposes whatsoever, and neither the Trustee nor the Administrator shall be bound by any notice to the contrary.

        Section 4.05 Maintenance of Office. Subject to the provisions of the Indenture, the Trustee shall maintain an office or offices where notices and demands to or upon the Trustee in respect of the Trust Securities may be served. The Trustee initially designates its Corporate Trust Office as the office for such purposes. The Trustee shall give prompt written notice to the Trust Beneficial Owner and the Indenture Trustee of any change in the location of the register or any office or agency.

        Section 4.06 Ownership of the Trust Beneficial Interest. On the Issuance Date of the Trust, the Trust Beneficial Owner shall acquire and retain beneficial and record ownership of the Trust Beneficial Interest. To the fullest extent permitted by law, any attempted transfer of the Trust Beneficial Interest shall be void.

ARTICLE 5
Representations and Warranties

        Section 5.01 Trustee. The Trustee represents and warrants for the benefit of the Securityholders as follows:

        (a)   it is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it is a "bank" within the meaning of Section 581 of the Code;

        (b)   it is a "United States person" within the meaning of Section 7701(a)(30) of the Code;

        (c)   it has full corporate or other power, authority and legal right to execute, deliver and perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

        (d)   this Agreement has been duly authorized, executed and delivered by it and constitutes the valid and legally binding agreement of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

        (e)   neither the execution or delivery by it of this Agreement, nor the performance by it of its obligations hereunder or thereunder, will (i) violate its organizational documents, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties or assets held in the Trust pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of Delaware or the United States governing the banking, trust or general powers of it or any order, judgment or decree applicable to it;

        (f)    the authorization, execution or delivery by it of this Agreement and the consummation of any of the transactions by it contemplated hereby or thereby do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency; and

        (g)   there are no proceedings pending or, to the best of its knowledge, threatened against or affecting it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of it to enter into or perform its obligations under this Agreement.

        Section 5.02 Trust Beneficial Owner. The Trust Beneficial Owner hereby represents and warrants that, to the fullest extent permitted by law, it has irrevocably waived any right or interest it may have under this Agreement, by operation of law or equity, to direct or otherwise require the Trustee to initiate or consent to any bankruptcy, insolvency or receivership proceedings, it being expressly understood that any such action by the Trustee shall be undertaken or refrained from, to the fullest extent permitted by law, in the Trustee's sole and absolute discretion, without regard to any rights or interests of the Trust Beneficial Owner.

ARTICLE 6
Trustee

        Section 6.01 General Authority.

        (a)   The Trustee shall conduct the affairs of the Trust in accordance with the terms of this Agreement. Subject to the limitations set forth in Section 6.01(b) hereof, the Trustee shall have the power and authority to act on behalf of the Trust, with respect to the following matters:

          (i)    to execute and deliver the Notes and Trust Beneficial Interest in accordance with this Agreement and the Indenture;

          (ii)   to cause the Trust to perform this Agreement and to enter into, and to execute, deliver and perform on behalf of itself, the Omnibus Instrument, the Indenture, the relevant Program Distribution Agreement, the Trust Securities, the License Agreement, the Expense and Indemnity Agreement, the Administrative Services Agreement, the Funding Agreements and such other certificates, other documents or agreements as may be necessary, contemplated by or desirable in connection with the purposes and function of the Trust or any of the above-referenced agreements;

          (iii)  subject to the Indenture, to purchase, receive and maintain custody of the Funding Agreements and to exercise all of the rights, powers and privileges of an owner or policyholder of the Funding Agreements;

          (iv)  to grant to the Indenture Trustee a first priority perfected security interest in the Collateral for the Series of Notes and to collaterally assign the rights, title and interest of the Trust in such Collateral to the Indenture Trustee for the benefit of the Holders of such Series of Notes and to seek release of such security interest upon payment in full of all amounts required to be paid with respect to the Series of Notes pursuant to the terms and conditions of the Series of Notes or the Indenture;

          (v)   to establish the Payment Account;

          (vi)  to cause any transfer of the Trust Beneficial Interest to be registered in accordance with this Agreement;

          (vii) to send notices regarding the Trust Securities and the Funding Agreements to Protective Life, the Indenture Trustee, the Ratings Agencies, the Trust Beneficial Owner and the applicable agents and dealers appointed under the applicable Program Distribution Agreements in accordance with the Funding Agreements and this Agreement;

          (viii) to take all actions necessary or appropriate to enable the Trust to comply with Section 2.12 hereof regarding income tax treatment, tax returns and information reporting;

          (ix)  after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer of the Trustee, subject to the Indenture, to take any action as it may from time to time determine (based solely upon the advice of counsel) is necessary or advisable to give effect to the terms of this Agreement and to protect and conserve the Collateral for the benefit of each Securityholder (without consideration of the effect of any such action on any particular Securityholder) and, within five Business Days after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer of the Trustee, to give notice thereof to the Trust Beneficial Owner and the Indenture Trustee;

          (x)   to the extent permitted by this Agreement, to participate in the winding up of the affairs of and liquidation of the Trust; and

          (xi)  subject to the Indenture, to take any action and to execute any documents on behalf of the Trust, incidental to the foregoing as the Trustee may from time to time determine (based on the advice of counsel) is necessary or advisable to give effect to the terms of this Agreement for the benefit of each Securityholder (without consideration of the effect of any such action on any particular Securityholder).

        It is expressly understood and agreed that the Trustee shall be entitled to engage outside counsel, independent accountants and other experts appointed with due care to assist the Trustee in connection with the performance of its duties and powers set forth in this Section 6.01(a), including, without limitation, the preparation of all tax reports and returns, securities law filings, certificates, reports, opinions, notices or any other documents. The Trustee shall be entitled to rely conclusively on the advice of such counsel, accountants and other experts in the performance of all its duties hereunder and shall have no liability for any documents prepared by such counsel, accountants or experts or any action or inaction taken pursuant to the advice of such counsel, accountants or experts. Any expenses of such counsel, accountants and experts shall be paid by Protective Life in accordance with the Expense and Indemnity Agreement to the extent provided therein.

        (b)   So long as this Agreement remains in effect, the Trust (and the Trustee and the Administrator acting on behalf of the Trust) shall not undertake any business, activity or transaction except as expressly provided for or contemplated by this Agreement, or the Indenture. In particular, the Trust shall not, except as otherwise contemplated by the Indenture:

          (i)    sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held in the Trust (as of the date of this Agreement or thereafter acquired), including, without limitation, any portion of the relevant Collateral, except as expressly permitted under the Indenture;

          (ii)   engage in any business or activity other than in connection with, or relating to, the performance of this Agreement and the execution, delivery and performance of any documents, including the Program Documents (other than this Agreement as set forth above), relating to any Notes issued under the Indenture and the transactions contemplated thereby, and the issuance of the Notes pursuant to the Indenture;

          (iii)  incur or otherwise become liable, directly or indirectly, for any Indebtedness or Contingent Obligation except for the Notes issued pursuant to the Indenture and the transactions contemplated under the Indenture;

          (iv)  (a) permit the validity or effectiveness of the Indenture or any grant of security interest in or assignment for collateral purposes of the relevant Collateral to be impaired, or permit a Lien created under the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under any document or agreement assigned to the Indenture Trustee, except as may be expressly permitted under the Indenture, (b) create, incur, assume or permit any Lien or other encumbrance (other than a Lien created under the Indenture) on any of its properties or assets owned or thereafter acquired, or any interest therein or the proceeds thereof, or (c) permit a Lien created under the Indenture not to constitute a valid first priority perfected security interest in the relevant Collateral;

          (v)   amend, modify or fail to comply with any material provision of this Agreement, except for any amendment or modification of this Agreement expressly permitted thereunder;

          (vi)  own any subsidiary or lend or advance any funds to, or make any investment in, any Person, except for an investment in Funding Agreements or the investment of any funds held by the Indenture Trustee, Paying Agent, Trustee or Administrator as provided in the Indenture or this Agreement;

          (vii) directly or indirectly declare or make any distribution or other payment to, or redeem or otherwise acquire or retire for value the interests of, the Trust Beneficial Owner if any amount under the Notes is due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any Indebtedness or Contingent Obligation other than the Notes if the Notes remain outstanding;

          (viii) exercise any rights with respect to the relevant Collateral except at the written direction of, or with the prior written approval of, the Indenture Trustee;

          (ix)  cause or, to the fullest extent permitted by law, permit the sale or other transfer of all or a portion of the Trust Beneficial Interest, or cause or, to the fullest extent permitted by law, permit the creation, incurrence, assumption or existence of any Lien on, all or a portion of any relevant Trust Beneficial Interest;

          (x)   become an "investment company" or come under the "control" of an "investment company," as such terms are defined in the Investment Company Act;

          (xi)  enter into any transaction of merger or consolidation or liquidate or dissolve itself (or, to the fullest extent permitted by law, suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

          (xii) have any subsidiaries, employees or agents other than the Trustee, the Administrator and other persons necessary to conduct its business and enter into transactions contemplated under the Program Documents;

          (xiii) have an interest in any bank account other than (a) those accounts required under the Program Documents, and (b) those accounts expressly permitted by the Indenture Trustee; provided that any interest therein shall be charged or otherwise secured in favor of the Indenture Trustee;

          (xiv) permit any Affiliate, employee or officer of Protective Life or any agent of Protective Life or dealer to be a trustee of the Trust;

          (xv) issue any Notes under the Indenture unless (a) the Trust has purchased or will simultaneously purchase one or more Funding Agreements from Protective Life to secure such Notes, (b) Protective Life has affirmed in writing to the Trust that it has made or simultaneously will make changes to its books and records to reflect the granting of a security interest in, and the making of an assignment for collateral purposes of, the Funding Agreements by the Trust, to the

  Indenture Trustee and (c) the Trust has taken such other steps as may be necessary to cause the grant of security interest in, and assignment for collateral purposes of, the Collateral to the Indenture Trustee to be perfected for purposes of the UCC or effective against the Trust's creditors and subsequent purchasers of the Collateral pursuant to insurance or other applicable law;

          (xvi) commingle the assets held in the Trust with assets of any of its Affiliates, or guarantee any obligation of any of its Affiliates; or

          (xvii) maintain any joint account with any Person or become a party, whether as co-obligor or otherwise, to any agreement to which any Person is a party (other than in respect of the Program Documents), or become liable as a guarantor or otherwise with respect to any Indebtedness or contractual obligation of any Person.

        (c)   The Trust, Trustee and Administrator acting on behalf of the Trust shall not, notwithstanding any other provision of this Agreement, take any action that would cause the Trust not to be treated as a grantor trust for U.S. federal income tax purposes.

        (d)   The Trustee shall, based on the advice of counsel, defend against all claims and demands of all Persons at any time claiming any Lien on any of the assets of the Trust adverse to the interest of the Trust or any Securityholder, other than the security interests in the Collateral granted in favor of the Indenture Trustee for the benefit of each Holder of the Series of Notes pursuant to the Indenture.

        (e)   If and for so long as the Funding Agreements are held by the Trustee for the benefit of the Trust, the Trustee shall not (i) waive any default under the relevant Funding Agreements or (ii) consent to any amendment, modification or termination of the relevant Funding Agreements, without, in each case, obtaining the prior approval of the Indenture Trustee in accordance with the Indenture and an opinion of counsel experienced in such matters to the effect that any such action shall not cause the Trust not to be treated as a grantor trust for U.S. federal income tax purposes. The Trustee, upon a Responsible Officer obtaining actual knowledge of the occurrence of a Funding Agreement Event of Default, will notify the Indenture Trustee of any such Funding Agreement Event of Default.

        (f)    The Trustee is authorized and directed to conduct the affairs of the Trust and to operate the Trust (i) so that the Trust will not become required to register as an "investment company" under the Investment Company Act, and (ii) so that the Trust will not fail to be treated as a grantor trust for U.S. federal income tax purposes. In connection with the preceding sentence, the Trustee shall have no duty to determine whether any action it takes complies with the preceding sentence and shall be entitled to rely conclusively on an opinion of counsel with respect to any such matters.

        Section 6.02 General Duties. It shall be the duty of the Trustee to discharge, or cause to be discharged, all of its responsibilities pursuant to the terms of this Agreement, or any other documents or instruments to which it is a party, and to administer the Trust, in accordance with the provisions of this Agreement and the other Program Documents and any other documents or instruments to which the Trust is a party. Notwithstanding the foregoing, the Trustee shall be deemed to have discharged its duties and responsibilities under this Agreement and any other documents or instruments to which it is a party to the extent (a) such duties and responsibilities shall have been performed by the Administrator and (b) the Administrator is required or permitted hereunder, under the Administrative Services Agreement or under any other documents or instruments to which the Trust is a party to perform such act or discharge such duty of the Trustee or the Trust; provided, however, that the Trustee shall not be held liable for the default or failure of the Administrator to carry out its required obligations hereunder or thereunder.

        Section 6.03 Specific Duties.

        (a)   The Trustee undertakes to perform only such duties as are specifically set forth in this Agreement and as it may be directed from time to time by the Trust Beneficial Owner and the Indenture Trustee in accordance with the terms of this Agreement and the Indenture.

        (b)   The Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Collateral except as expressly required or permitted by the terms of this Agreement and the Indenture.

        Section 6.04 Acceptance of Trust and Duties; Limitation on Liability. The Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same, but only upon the terms of this Agreement. No implied covenants or obligations shall be read into this Agreement. The Trustee shall not be liable hereunder under any circumstances or for any action or failure to act, except for (i) its own willful misconduct, bad faith or gross negligence, (ii) its failure to use ordinary care to disburse funds, or (iii) the inaccuracy of any representation or warranty contained herein expressly made by it. In particular (but without limitation), subject to the exceptions set forth in the preceding sentence:

        (a)   the Trustee shall not be liable for any error of judgment made in good faith by any of its responsible officers, unless such error of judgment constitutes gross negligence;

        (b)   the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written instructions of the Trust Beneficial Owner or the Indenture Trustee or pursuant to the advice of counsel, accountants or other experts selected by it in good faith, so long as such action or omission is consistent with the terms of this Agreement and the Indenture;

        (c)   no provision of this Agreement shall require the Trustee to expend or risk personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

        (d)   under no circumstances shall the Trustee be liable for indebtedness or other obligations evidenced by or arising under this Agreement, the Funding Agreements or any related document, including the principal of and interest on the Notes and payments on the Trust Beneficial Interests;

        (e)   the Trustee shall not be responsible for, or in respect of, the validity or sufficiency of this Agreement or any related document or for the due execution hereof or thereof by any party (except by the Trustee itself) or for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, other than, in the case of the Trustee, the execution of any certificate;

        (f)    the Trustee shall not be liable for any action, inaction, default or misconduct of the Administrator, the Indenture Trustee or any Paying Agent under the Indenture, the Notes or any related documents or otherwise, and the Trustee shall not have any obligation or liability to perform the obligations of the Trust under this Agreement or any related document or under any federal, state, foreign or local tax or securities law, in each case, that are required to be performed by other Persons, including the Administrator hereunder or under the Administrative Services Agreement or the Indenture Trustee under the Indenture;

        (g)   the Trustee shall not be liable for any action, inaction, default or misconduct of Protective Life, and the Trustee shall not have any obligation or liability to perform the obligations of Protective Life under the Funding Agreements or any related documents;

        (h)   the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any related document, at the request, order or direction of any Person unless such Person has offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee. The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any related document shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act;

        (i)    except as expressly provided herein, in accepting the trusts hereby created the Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust's property for payment or satisfaction thereof;

        (j)    the Trustee shall not have any responsibility or liability for or with respect to the genuineness, value, sufficiency or validity of any Collateral, and the Trustee shall in no event assume or incur any liability, duty or obligation to the Trust Beneficial Owner or any other Person other than as expressly provided for herein;

        (k)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document;

        (l)    every provision of this Agreement relating to the Trustee shall be subject to the provisions of this Article 6;

        (m)  except in accordance with the written instructions furnished by the Trust Beneficial Owner or as provided herein, the Trustee shall have no duty (i) to see to any recording or filing of any document, (ii) to confirm or verify any financial statements of the Trust Beneficial Owner or the Indenture Trustee, (iii) to inspect the Trust Beneficial Owner's or the Indenture Trustee's books and records at any time or (iv) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, except to the extent the Trustee has received funds, on behalf of the Trust, pursuant to the Expense and Indemnity Agreement from Protective Life in satisfaction of any such tax, assessment or other governmental charge or any lien or encumbrance of any kind and in accordance with payment or transfer instructions provided by Protective Life;

        (n)   the Trustee shall have no duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust or to otherwise take or refrain from taking any action under this Agreement, except as expressly required by the terms hereof, or as expressly provided in written instructions from the Trust Beneficial Owner, and in no event shall the Trustee have any implied duties or obligations under this Agreement; the Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the property of the Trust which result from claims against the Trustee personally that are not related to the ownership or the administration of the property of the Trust or the transactions contemplated by the Program Documents;

        (o)   the Trustee shall not be required to take any action under this Agreement unless the Trustee shall have been indemnified by Protective Life, in manner and form satisfactory to the Trustee, against any liability, cost or expenses (including counsel fees and disbursements) which may be incurred in connection therewith, and, if the Trust Beneficial Owner shall have directed the Trustee to take any such action or refrain from taking any action, the Trust Beneficial Owner agrees to furnish such indemnity from Protective Life as shall be required and, in addition, to cause Protective Life to pay the reasonable compensation of the Trustee for the services performed or to be performed by it pursuant to such direction; provided, that the Trustee may not be indemnified by Protective Life, the Trust Beneficial Owner or any other Person for the Trustee's willful misconduct or gross negligence, its failure to use ordinary care to disburse funds or the inaccuracy of its own representations or warranties, made in its individual capacity, contained herein; provided, further, that any indemnity or payment of compensation shall be made pursuant to the Expense and Indemnity Agreement and shall be limited to the extent indicated therein;

        (p)   the Trustee shall not be required to take any action under this Agreement if the Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of this Agreement or is otherwise contrary to law;

        (q)   the Trustee may fully rely upon and shall have no liability in connection with calculations or instructions forwarded to the Trustee by the Trust Beneficial Owner or the Indenture Trustee, nor shall the Trustee have any obligation to furnish information to any Trust Beneficial Owner or other Person if it has not received such information as it may need from the Trust Beneficial Owner, or the Indenture Trustee or any other Person;

        (r)   the Trustee shall not be liable with respect to any act or omission in good faith in accordance with the advice or direction of the Trust Beneficial Owner or Indenture Trustee. Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision hereof, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Trust Beneficial Owner requesting instructions as to the course of action to be adopted, and, to the extent the Trustee acts in good faith in accordance with any such instruction received, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement and as it shall deem to be in the best interest of the Trust Beneficial Owner, and the Trustee shall have no liability to any Person for such action or inaction;

        (s)   in no event whatsoever shall the Trustee be personally liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust;

        (t)    the Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed; and

        (u)   notwithstanding anything contained herein to the contrary, the Trustee shall not be required to execute, deliver or certify on behalf of the Trust any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002.

        Section 6.05 Reliance; Advice of Counsel.

        (a)   The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it in good faith to be genuine and signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

        (b)   In the exercise or administration of the Trust, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the action, inaction, default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith and with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected in good faith and with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted to be done in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other skilled persons.

        Section 6.06 Delegation of Authorities and Duties. The Trustee delegates to the Administrator all duties required to be performed by the Administrator pursuant to the terms of this Agreement and the Administrative Services Agreement. The Trustee delegates to the Indenture Trustee all duties required to be performed by the Indenture Trustee pursuant to the terms of this Agreement and the Indenture. The Trustee undertakes no responsibility for the performance, or non-performance, of any duties delegated to the Indenture Trustee or the Administrator hereunder or thereunder.

ARTICLE 7
Liquidation and Termination

        Section 7.01 Termination Upon the Expiration Date. Unless earlier terminated, the Trust shall terminate on the Trust Expiration Date.

        Section 7.02 Termination of Agreement. This Agreement and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) a distribution by the Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 7.03 of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of, or reasonable provision for payment of, all expenses and other liabilities owed by the Trust; and (c) the discharge of all administrative duties of the Trustee and Administrator including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

        Section 7.03 Liquidation. Upon the Trust Expiration Date, the remaining Collateral and any other assets held in the Trust shall be liquidated and distributed as follows: (i) the Trust shall first pay all amounts due and unpaid on the Notes, if any, in accordance with the Indenture, (ii) the Trust shall then pay any other claims, including expenses relating to such liquidation to the extent not paid, or reasonably provided for, pursuant to the Expense and Indemnity Agreement, and (iii) the Trust shall then pay to the Trust Beneficial Owner all of the amounts that would be payable under clause first of Section 5.02 of the Indenture to the Trust Beneficial Owner if the Trust Beneficial Owner held a Note with an original principal amount of $15. Any remaining monies and other property shall be paid ratably in proportion to their original principal amounts to the Holders last noted in the Register as the Holders of the Notes and the Trust Beneficial Owner (as if the Trust Beneficial Owner held a Note with an original principal amount of $15 and as if each such Holder continued to hold its Notes after all amounts due on such Notes under the Indenture have been paid).

ARTICLE 8
Successor and Additional Trustees

        Section 8.01 Eligibility Requirements for the Trustee. The Trustee shall at all times (a) be a Person organized and doing business under the laws of the State of Delaware, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by Federal or State authorities, (d) have (or have a parent which has) a rating of at least Baa3 by Moody's or BBB- by Standard & Poor's, (e) be a "bank" within the meaning of Section 581 of the Code and (f) be a "United States person" within the meaning of Section 7701(a)(30) of the Code. In addition, the Trustee shall be an entity with its Corporate Trust

Office in the State of Delaware. If the Trustee shall publish reports of condition at least annually, pursuant to applicable law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 8.01, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.01, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.02.

        Section 8.02 Resignation or Removal of the Trustee. The Trustee may at any time resign and be discharged from its duties hereunder and the Trust hereby created by giving written notice thereof to the Trust Beneficial Owner and Indenture Trustee at least 90 days before the date specified in such instrument. Upon receiving such notice of resignation, the Trust Beneficial Owner shall promptly appoint a successor Trustee meeting the qualifications set forth in Section 8.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Trustee, the successor Trustee, any remaining Trustees, the Administrator, the Indenture Trustee and Protective Life. If no successor Trustee shall have been so appointed and have accepted appointment within 90 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.01 and shall fail to resign after written request therefor by the Trust Beneficial Owner and Indenture Trustee, or if at any time the Trustee shall be legally unable to act or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trust Beneficial Owner and Indenture Trustee may remove such Trustee. If the Trust Beneficial Owner and Indenture Trustee shall remove the Trustee under the authority of the immediately preceding sentence, the Trust Beneficial Owner shall promptly appoint a successor Trustee meeting the qualification requirements of Section 8.01 by (i) the execution of a written instrument, one copy of which instrument shall be delivered to each of the outgoing Trustee so removed, the successor Trustee, the Administrator, the Indenture Trustee and Protective Life and (ii) the payment of all fees and expenses owed to the outgoing Trustee.

        Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.02 shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Trustee have been paid and until acceptance of appointment by the successor Trustee pursuant to Section 8.03.

        Section 8.03 Successor Trustee. Any successor Trustee appointed pursuant to Section 8.02 shall execute, acknowledge and deliver to the Trust Beneficial Owner, the Administrator, the Indenture Trustee and the predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

        No successor Trustee shall accept appointment as provided in this Section 8.03 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 8.01.

        Section 8.04 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Trustee hereunder; provided, such Person shall be eligible pursuant to Section 8.01.

        Section 8.05 Appointment of Co-Trustee or Separate Trustee.

        (a)   Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any Collateral may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with it, or as separate trustee or separate trustees, of all or any part of any Collateral, and subject to Section 2.09 of this Agreement to vest in such Person, in such capacity, such title to any Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 8.03 and no notice of the appointment of any co-trustee or separate trustee shall be required; provided, however, that any co-trustee or separate trustee must be a "United States person" within the meaning of Section 7701(a)(30) of the Code and a "bank" within the meaning of Section 581 of the Code.

        (b)   Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i)    all rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the discretion of the trustee;

          (ii)   the Administrator and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee; and

          (iii)  no trustee shall be personally liable by reason of the act or omission of any other trustee hereunder.

        (c)   Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustee and co-trustee, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Section 8.05 and the conditions of this Article 8. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instruments of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Administrator.

        (d)   Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

        Section 8.06 Trustee May Own Notes. Except to the extent prohibited under the terms of the Series of Notes, the Trustee, in its individual or any other capacity, may become the beneficial owner or pledgee of Notes, to the extent that such ownership does not inhibit the Trust from relying on Rule 3a-7 promulgated under the Investment Company Act, with the same rights as it would have if it were not the Trustee; provided, that any Notes so owned or pledged shall not be entitled to participate in any decisions made or instructions given to the Trustee or the Indenture Trustee by the Holders as a group. The Trustee may deal with the Trust and the Trust Beneficial Owner in banking and trustee transactions with the same rights as it would have if it were not the Trustee.

ARTICLE 9
Voting; Acts of Securityholders; Meetings

        Section 9.01 Limitations on Voting Rights. Except as provided in this Agreement or in the Indenture or as otherwise required by law, no Holder of Trust Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

        Section 9.02 Meetings of the Trust Beneficial Owner. No annual or other meeting of the Trust Beneficial Owner is required to be held.

ARTICLE 10
Miscellaneous Provisions

        Section 10.01 Limitation on Rights of Securityholders.

        (a)   The death, bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities or the Trust shall not operate to terminate this Agreement, nor to annul, dissolve or terminate the Trust, nor to entitle the legal successors, representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        (b)   Except as provided in the Indenture, no Securityholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law with respect to this Agreement, unless (i) the Securityholders shall have made written request upon the Trustee to institute such suit, action or proceeding in the name of the Trust and shall have offered to the Trustee and the Trust such reasonable indemnity as they may require against the costs, expenses and liabilities to be incurred thereby and (ii) the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such suit, action or proceeding. It is expressly understood and covenanted by each Securityholder with every other Securityholder, the Trust and the Trustee, that no one or more Securityholder shall have any right in any manner whatever by availing itself or themselves of any provision of this Agreement to affect, disturb or prejudice the rights of any other Securityholder, or to obtain or seek to obtain priority over or preference to any other such Securityholder, or to enforce any right under this Agreement, except in the manner herein provided.

        Section 10.02 Amendment.

        (a)   At any time before the issuance of any Notes, this Trust Agreement may be amended by, and only by, a written instrument executed by Trustee and the Trust Beneficial Owner.

        (b)   At any time after the issuance of any Notes, this Agreement may be amended from time to time by the Trustee and the Trust Beneficial Owner, by, and only by, a written instrument executed by the Trustee and the Trust Beneficial Owner, in any way that is not inconsistent with the intent of this Agreement, including, without limitation, (i) to cure any ambiguity, (ii) to correct, supplement or modify any provision in this Agreement that is inconsistent with another provision herein or, (iii) to modify, eliminate or add to any provisions of this Agreement to the extent necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act and no such amendment shall require the consent of any other Securityholder, except to the extent specified in Sections 10.02(c) and 10.02(d).

        (c)   At any time after the issuance of any Notes and for so long as any Notes remain outstanding, except as provided in Section 10.02(d), any amendment to this Trust Agreement that would adversely affect, in any material respect, the terms of any Notes, other then any amendment of the type contemplated by clause (iii) of Section 10.02(b), shall require the prior consent of the Holders of a majority of the outstanding principal amount of the Notes.

        (d)   At any time after the issuance of any Notes and for so long as any Notes remain outstanding, this Agreement may not be amended to (i) change the amount or timing of any payment of any Notes or (ii) impair the right of any Holder to institute suit for the enforcement of any right for principal and interest or other distribution without the consent of each affected Securityholder.

        (e)   The Trustee shall not be required to enter into any amendment to this Agreement which affects its own rights, duties or immunities under this Agreement.

        (f)    Prior to execution of any amendment to this Agreement, the Trustee shall be entitled to an opinion of counsel as to whether such amendment is permitted by the terms of this Agreement and whether all conditions precedent to such amendment have been met.

        (g)   Promptly after the execution of any such amendment or consent, the Administrator shall furnish a copy of such amendment or consent (including those obtained or effected hereby) to the Indenture Trustee, the Trust Beneficial Owner, the agents and dealers under the Program Distribution Agreements and the Rating Agencies;

        (h)   Notwithstanding any other provision of this Agreement, (i) no amendment to this Agreement may be made if such amendment would cause the Trust not to be treated as a grantor trust for U.S. federal income tax purposes and (ii) no amendment to this Agreement may be made without the prior consent of Protective Life.

        Section 10.03 Notice. All demands, notices, instructions and other communications shall be in writing (including telecopied or telegraphic communications) and shall be personally delivered, mailed or transmitted by telecopy or telegraph, respectively, addressed as set forth below:

  If to Trustee:

  Wilmington Trust Company
  Rodney Square North
  1100 North Market Street
  Wilmington, DE 19890-0001
  Attention: Corporate Trust Administration
  Facsimile: (302) 636-4140

  If to the Administrator or Trust Beneficial Owner:

  AMACAR Pacific Corp.
  6525 Morrison Blvd., Suite 318

  Charlotte, North Carolina 28211
  Attention: Douglas K. Johnson

  with a copy to:

  Tannenbaum Helpern Syracuse & Hirschtritt LLP
  900 3rd Avenue
  New York, NY 10022
  Attention: Stephen Rosenberg

  If to the Indenture Trustee, at

  The Bank of New York
  100 Church Street
  8th Floor
  New York, New York 10286
  Attention: Dealing and Trading

or at such other address as shall be designated by any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to the Trust Beneficial Owner shall be given by first class mail, postage prepaid, at the address of the Trust Beneficial Owner as shown in the Securities Register, and any notices mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Trust Beneficial Owner received such notice. Any notice required or permitted to be mailed to any Holder of a Note shall be given as specified in the Indenture.

        Section 10.04 No Recourse. The Trust Beneficial Owner acknowledges that the Trust Beneficial Interest represents a beneficial interest in the Trust only and does not represent an obligation of Protective Life, the Trustee, the Administrator, the Indenture Trustee or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the Indenture.

        Section 10.05 No Petition. To the extent permitted by applicable law, each of the Trustee and the Trust Beneficial Owner hereby covenants and agrees that it will not institute against, or join with any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under the laws of any jurisdiction. This Section 10.05 shall survive termination of this Agreement.

        Section 10.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

        Section 10.07 Severability. If any provision in this Agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions of this Agreement.

        Section 10.08 Trust Securities Nonassessable and Fully Paid. Securityholders shall not be personally liable for the obligations of the Trust. The fractional undivided beneficial interest in the assets held in the Trust represented by the Trust Beneficial Interest shall be nonassessable for any losses or expenses related to the Trust or for any reason whatsoever. The Notes, upon execution thereof by the Trustee pursuant to the Indenture and upon receipt of payment therefore, are and shall be deemed fully paid.

        Section 10.09 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

QuickLinks

  Exhibit 4.9
TABLE OF CONTENTS
W I T N E S S E T H
ARTICLE 1 Definitions
ARTICLE 2 Creation of Trust
ARTICLE 3 Payment Accounts
ARTICLE 4 Trust Securities
ARTICLE 5 Representations and Warranties
ARTICLE 6 Trustee
ARTICLE 7 Liquidation and Termination
ARTICLE 8 Successor and Additional Trustees
ARTICLE 9 Voting; Acts of Securityholders; Meetings
ARTICLE 10 Miscellaneous Provisions